UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 8, 2010

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295

(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

          Wireless Telecom Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 8, 2010. The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 30, 2010, were voted on at the Annual Meeting. The final results of such voting are as indicated below.

1.	Election of the seven nominees listed below to serve on the Board of Directors of the Company for a term of one year or until their respective successors are elected and qualified:

Nominee	For	Withhold Authority

Adrian Nemcek	13,612,369	1,425,672

Hazem Ben-Gacem	13,426,783	1,611,258

Henry L. Bachman	13,485,452	1,552,589

Joseph Garrity	13,554,333	1,483,708

Paul Genova	13,369,148	1,668,893

Glenn Luk	13,432,491	1,605,550

Rick Mace	13,605,198	1,432,843

          On the basis of the above votes, all nominees listed above were elected to serve on the Board of Directors of the Company for a term of one year or until their respective successors are elected and qualified.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: June 9, 2010	By:	/s/ Paul Genova

Paul Genova
Chief Executive Officer,
Chief Financial Officer and Director